(Translation)

Property Lease Agreement

  Contract # FA004218

Party A: Shenzhen Huahan Pipeline Technology Co.

Adress: 1st— 2nd Floor of Building #1, Zhangkeng Industrial Zone, Longhua Town, Bao’an District, Shenzhen 518000

Party B: Agilon Science & Technology (Shenzhen) Co., Ltd

Adress: C-6F, Huhan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone, Shenzhen, 518000, Guangdong, China

I. Location of the Property

C-6F, Huahan Building, Langshan Road, Nanshan District, Shenzhen 518057

II. Area, Lease Period, Rental

The property for rental occupies an area of 2,750 square meters in a six-storey building. The Property Lease covers a period of October 1, 2006 to September 30, 2009. Monthly rental is RMB110,000.00 (an equivalent of approximately US$14103).

III. Payment Terms

The monthly rental is due to be paid by the tenth day of each month.

IV. The Agreement is written in Chinese and takes effect on July 15, 2006, in four copies.

For and on behalf of Party A:

By	/s/ Zheng Nenghuan
General Manager, Shenzhen Huahan Pipeline Technology Co.

For and on behalf of Party B:

By	/s/ Bu Shengfu
Chairman of the Board, Agilon Science & Technology (Shenzhen) Co., Ltd

As of the date of 11th, Septmber, 2006